                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 15, 2006
                                -----------------
                Date of Report (Date of earliest event reported)

                            IVI COMMUNICATIONS, INC.
                            ------------------------
               (Exact Name of Registrant as specified in Charter)

                          Commission File No. 000-32797



            Nevada                                    33-0965560
   ----------------------------                  -------------------
   (State of Other Jurisdiction                    (I.R.S. Employer
       of Incorporation)                          Identification No.)




5959 W. Century Blvd., Suite 573, Los Angeles, CA                 90045
-------------------------------------------------              ------------
(Address of Principal Executive Office)                        (Zip Code)


       Registrant's Telephone Number, Including Area Code: (310) 216-7740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 21, 2006 we filed a Current Report on Form 8-K (the "Report") to report our February 6, 2006 acquisition of Futura Inc. ("Futura"), a full service Internet service provider located in Cabot, Arkansas. We are filing this Amendment to the Report to include the financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

Item 1.01.  Entry Into a Material Definitive Agreement.

Effective February 6, 2006, IVI Communications, Inc., a Nevada corporation (the Company"), entered into a Purchase Agreement to acquire 100% of the outstanding stock or Futura, Inc., an Arkansas corporation ("Futura") from Francis and Lois Allen, the two shareholders of Futura. In consideration for the Futura stock, the Company paid to the Allens $150,000 in cash (to be paid over a 10-month period) and $550,000 in shares of the Company's restricted common stock (an aggregate of 2,813,299 shares calculated as of the close of the transaction).

This acquisition was made in support of our business plan which calls for the Company to acquire locally branded Internet Service Providers (ISPs), deploy license exempt fixed wireless broadband networks, migrate dialup customers to broadband, and to offer enhanced services such as Voice over IP ("VoIP") Internet telephony.

Futura is an Internet Service Provider (ISP) that provides dialup and DSL broadband Internet access, and associated services such as Email spam and virus filtering, VoIP telephony, "Kid Safe" surfing (Parental Control), and web accelerator services, to communities surrounding Little Rock Arkansas including Cabot, Carlisle, Clarendon, DeValls Bluff, DeWitt, England, Hazen, Jacksonville, and Stuttgart. Futura's primary business office is located in a rented 2,000 square foot office space located at 106 Rainbow Drive, Cabot, Arkansas. Futura maintains its operating equipment in racks located in seven locations rented on a monthly basis from non-associated businesses.

The Company also entered into Employment Agreements with the Allens ("Executives"). The agreements have a term of two years. The Company may terminate the employment of executive(s) without cause upon completion of payment of all consideration or immediately for cause. The executive(s) may terminate employment with thirty days notice to the Company. The agreements specify salary, equity incentives for increased EBITDA and include a non-compete clause.

Risk Factors

Our purchase agreement calls for the payment of $75,000 over ten months to complete this acquisition. We may not be able to secure funding in the future necessary to complete this acquisition.

Obtaining capital will be challenging in a difficult environment, due to the downturn in the United States economy and current world instability. We currently have a funding commitment but there can be no assurance that we will be able to obtain the required additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all.

We may not be successful in integrating the management of Futura which could adversely affect the leadership of our company, divert management time and adversely affect the business and results of operations.

If Futura is not able to compete effectively in the highly competitive Internet service provider and wireless communications industries we may be forced to reduce or cease the operation of Futura.

The wireless communications industry has experienced consolidation of participants, and this trend may continue. If wireless carriers consolidate with companies that utilize technologies that are similar to or compete with our wireless technology, our proportionate share of the emerging market for wireless technologies may be reduced or eliminated. This reduction or elimination of our market share could reduce our ability to obtain profitable operations and could even cause us to reduce or cease operations. We believe that our ability to compete successfully in the Internet services market depends on a number of factors, including market presence; the adequacy of our member and technical support services; the capacity, reliability and security of our network infrastructure; the ease of access to and navigation of the Internet provided by our services; our pricing policies, our competitors and suppliers; the timing of introductions of new services; our ability to support existing and emerging industry standards; and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD RENDER OUR PRODUCTS AND PROCESSES OBSOLETE.

The wireless communications industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

OUR BUSINESS DEPENDS ON THE GROWTH AND MAINTENANCE OF THE INTERNET
INFRASTRUCTURE.

Our success will depend on the continued growth and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase, or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage as well as our ability to provide our solutions. Additionally, for many of our customers we rely upon ILECs to assist in provisioning T-1 and dial-up lines. In the event that these ILECs are unable or unwilling to provide service, our ability to service existing customers or add new customers could be impaired.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

                                       FUTURA, INC.
                                   FINANCIAL STATEMENTS
                                 AUGUST 31, 2005 AND 2004

                                       FUTURA, INC.
                              INDEX TO FINANCIAL STATEMENTS





                                                                           PAGES


Report of Independent Registered Public Accounting Firm                        1

Balance Sheets as of August 31, 2005 and 2004                                  2

Statements of Operations for the Years Ended
   August 31, 2005 and 2004                                                    3

Statements of Changes in Stockholders' Equity (Deficit) for the
Years Ended August 31, 2005 and 2004                                           4

Statements of Cash Flows for the Years Ended
   August 31, 2005 and 2004                                                    5

Notes to Financial Statements                                             6 - 10

                        BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                               CERTIFIED PUBLIC ACCOUNTANTS

                                    HIGH RIDGE COMMONS
                                      SUITES 400-403
                               200 HADDONFIELD BERLIN ROAD
                               GIBBSBORO, NEW JERSEY 08026
                            (856) 346-2828 FAX: (856) 346-2882

                 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                 -------------------------------------------------------


To the Board of Directors
Futura, Inc.
Los Angeles, CA

We have audited the accompanying balance sheets of Futura, Inc. as of August 31, 2005 and 2004 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Futura, Inc. as of August 31, 2005 and 2004 and the results of its operations, changes in stockholders' equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

March 31, 2006




MEMBER OF:       AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                 CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
                 NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
                 PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                 FLORIDA STATE BOARD OF ACCOUNTANCY


                                         FUTURA, INC.
                                        BALANCE SHEET
                                   AUGUST 31, 2005 AND 2004


                                                                           2005       2004
                                                                         --------   --------
                                            ASSETS

CURRENT ASSETS
  Cash                                                                   $  8,282   $  9,257
  Accounts receivable, net                                                 44,223     55,546
  Loan to stockholder                                                          --      9,263
  Due from affiliates                                                      43,335     43,976
                                                                         --------   --------

        TOTAL CURRENT ASSETS                                               95,840    118,042
                                                                         --------   --------


Fixed assets, net of accumulated depreciation of $185,229 and $178,628     13,265      3,514

OTHER ASSETS
Security deposits                                                           1,320      1,320
Intangibles, net                                                           71,787     78,074
                                                                         --------   --------

        TOTAL OTHER ASSETS                                                 73,107     79,394
                                                                         --------   --------

        TOTAL ASSETS                                                     $182,212   $200,950
                                                                         ========   ========


                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                  $ 41,111   $ 89,183
  Loan from stockholder                                                    57,476         --
  Deferred revenue                                                         47,742     44,858
                                                                         --------   --------

        TOTAL CURRENT LIABILITIES                                         146,329    134,041
                                                                         --------   --------


        TOTAL LIABILITIES                                                 146,329    134,041
                                                                         --------   --------

STOCKHOLDERS' EQUITY
  Common stock, $3.00 par value; 100,000 shares authorized;
     100 shares issued and outstanding                                        300        300
  Retained earnings                                                        35,583     66,609
                                                                         --------   --------

        TOTAL STOCKHOLDERS' EQUITY                                         35,883     66,909
                                                                         --------   --------


        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $182,212   $200,950
                                                                         ========   ========

         The accompanying notes are an integral part of these financial statements.

                                                 -2-


                                  FUTURA, INC.
                             STATEMENT OF OPERATIONS
                  FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004



                                                          2005           2004
                                                        ---------     ---------

REVENUE
      Internet services and other                         666,224       852,307
                                                        ---------     ---------

                  TOTAL REVENUES                          666,224       852,307

COSTS OF GOODS SOLD                                       384,364       389,429
                                                        ---------     ---------

GROSS PROFIT                                              281,860       462,878
                                                        ---------     ---------

OPERATING EXPENSES
  Payroll and related                                     208,914       263,303
  Professional fees                                         3,119         1,618
  Rent                                                     24,650        23,321
  General and administrative                               71,400        87,233
  Depreciation                                             13,529        12,636
                                                        ---------     ---------
                  TOTAL OPERATING EXPENSES                321,612       388,111
                                                        ---------     ---------

NET INCOME (LOSS) FROM OPERATIONS                         (39,752)       74,767
                                                        ---------     ---------

OTHER INCOME (EXPENSE)
  Interest income (expense)                                 5,478        (6,465)
  Other income (expense)                                   15,248        (8,225)
                                                        ---------     ---------
                  TOTAL OTHER INCOME (EXPENSE)             20,726       (14,690)
                                                        ---------     ---------

NET INCOME (LOSS)                                         (19,026)       60,077
                                                        ---------     ---------

PROVISION FOR TAXES                                            --            --
                                                        ---------     ---------

NET INCOME (LOSS)                                       $ (19,026)    $  60,077
                                                        =========     =========



   The accompanying notes are an integral part of these financial statements.

                                       -3-


                                       FUTURA, INC.
                             STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004





                             COMMON SHARES   COMMON STOCK     RETAINED
                                ISSUED          VALUE         EARNINGS          TOTAL
                             ------------    ------------    ------------    ------------

Balance at August 31, 2003            100   $        300    $     22,532    $     22,832

Dividends                              --             --         (16,000)        (16,000)

Net Income for year                    --             --          60,077           60,077
                             ------------    ------------    ------------    ------------

Balance - August 31, 2004             100             300          66,609          66,909

Dividends                              --             --         (12,000)        (12,000)

Net Loss for year                      --             --         (19,026)        (19,026)
                             ------------    ------------    ------------    ------------

Balance - August 31, 2005             100   $        300    $     35,583    $     35,883
                             ============    ============    ============    ============




        The accompanying notes are an integral part of these financial statements.

                                             -4-





                                       FUTURA, INC.
                                 STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004



                                                                      2005        2004
                                                                    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                $(19,026)   $ 60,077
                                                                    --------    --------

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
  Depreciation and amortization                                       13,529      12,636
CHANGES IN ASSETS AND LIABILITIES
  (Increase) decrease in accounts receivable                          11,323     (19,032)
  Loan to stockholder                                                  9,263       7,478
  (Decrease) in accounts payable and accrued expenses                (48,074)    (61,821)
  Increase in deferred revenue                                         2,884      44,858
                                                                    --------    --------

  TOTAL ADJUSTMENTS                                                  (11,075)    (15,881)
                                                                    --------    --------

              NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES    (30,101)     44,196
                                                                    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) in equipment                                            (16,352)       (532)
  (Increase) decrease in due from affiliates                             640        (949)
  (Increase) in intangibles                                             (639)       (676)
                                                                    --------    --------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    (16,351)     (2,157)
                                                                    --------    --------


CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid                                                     (12,000)    (16,000)
  (Increase) decrease in loan from stockholder                        57,476     (16,915)
                                                                    --------    --------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES     45,476     (32,915)
                                                                    --------    --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    (976)      9,124

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                          9,257         132
                                                                    --------    --------

CASH AND CASH EQUIVALENTS - END OF YEAR                             $  8,282    $  9,257
                                                                    ========    ========




        The accompanying notes are an integral part of these financial statements.

                                              -5-



                                  FUTURA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 2005 AND 2004



NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------

         Futura, Inc., an Arkansas C corporation (the "Company"), is a full service internet service provider (ISP). It is wholly owned by Francis and Lois Allen, husband and wife. The Company was founded in 1995 as a local provider of dialup internet access for secondary and terciary markets in Arkansas. The Company provides dialup internet access, DSL, T-1 and other broadband connections, web hosting and design services, server collocation, and voice over IP. The Company's target customers are rural residents in Arkansas. The Company has facilities in Cabot, Little Rock, Carlisle, Hazen, DeValls Bluff, Clarendon, England, Stuttgart, and DeWitt, Arkansas, operates and maintains its own facilities and network infrastructure in all locations, and has approximately 2,500 customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         USE OF ESTIMATES

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

         CASH AND CASH EQUIVALENTS

         For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

         ACCOUNTS RECEIVABLE

         The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and, if necessary, maintains allowances for anticipated losses.

                                  FUTURA, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            AUGUST 31, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         REVENUE RECOGNITION, DEFERRED REVENUE AND COST RECOGNITION

         The Company earns revenue from providing the services as noted herein. The Company generally bills for the services provided to its annual customers on the service anniversary date, and invoices monthly customers one month in advance. Company policy is to terminate service if collection is not received within a specified time period. Revenues applicable to future periods are classified as deferred revenue.

         Cost and expenses are recognized generally as they are incurred under the accrual method of accounting unless specified by an agreement.

         COST OF REVENUES

         Cost of revenues is comprised primarily of port charges, data transmission and database access, circuit installation charges and activation charges.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses include costs related to sales, marketing, administrative and management personnel; outside legal, accounting and consulting services; advertising and occupancy expenses and repairs and maintenance.

         FIXED ASSETS

         Fixed assets are stated at cost. Depreciation is computed using the double-declining basis method over the estimated useful lives of the assets; five to seven years for computer equipment, furniture and equipment, five to seven years for vehicles, and three years for computer software. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the results of operations.

                                  FUTURA, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            AUGUST 31, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, due to related parties and deferred revenue approximate fair value because of the immediate or short-term maturity of these financial instruments.

         INCOME TAXES

         The Company is a C Corporation and is treated as such for federal and state income tax purposes. Federal and state of Arkansas income taxes are paid by the Company. See (Note 6).

         ADVERTISING COSTS

         Advertising costs are expensed as incurred. Advertising costs are included in the statements of operations for the years ended August 31, 2005 and 2004. Advertising expense for the years ended August 31, 2005 and 2004 amounted to $3,670 and $4,645, respectively.

         INTANGIBLE ASSETS

         Intangible assets represent customer lists acquired and are amortized over the periods of benefit, ranging from three to fifteen years, generally on a straight-line basis.

         Identified intangible assets are regularly reviewed to determine whether facts and circumstances exist which indicate that the useful life is shorter than originally estimated or the carrying amount of assets may not be recoverable. The Company assesses the recoverability of its identifiable intangible assets by comparing the projected discounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The cost of customer lists totaled $108,958 and $108,317, respectively as of August 31, 2005 and 2004. Accumulated amortization was $37,171 and $30,243 at August 31, 2005 and 2004, respectively. Amortization expense for the years ended August 31, 2005 and 2004 was $6,928 and $6,901, respectively.

                                  FUTURA, INC,
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            AUGUST 31, 2005 AND 2004


NOTE 3 - FIXED ASSETS
         ------------

         Fixed assets as of August 31, 2005 and 2004 were as follows:


                                                  Estimated Useful
                                                   Lives (Years)           2005            2004
                                                   -------------         --------        --------
        Computer equipment and software                 3-7              $155,085        $140,960
        Vehicles                                        5-7                 1,200           1,200
        Furniture and equipment                         5-7                42,209          39,982
                                                                         --------        --------

                                                                          198,494         182,142
        Less accumulated depreciation                                     185,229         178,628
                                                                         --------        --------
        Property and equipment, net                                      $ 13,265        $  3,514
                                                                         ========        ========


         Depreciation expense was $6,601 and $5,735 for the years ended August 31, 2005 and 2004, respectively.

NOTE 4 - COMMITMENTS
         -----------

         OPERATING LEASE COMMITMENTS

         The Company leases space in Cabot and Little Rock, Arkansas from unrelated parties. The annual lease for Little Rock was renewed in May 2005. The Cabot lease is month to month. All other locations rent on a month to month basis, without leases.

         Rent expense for the years ended August 31, 2005 and 2004 was $24,650 and $23,321, respectively.


NOTE 5 - RELATED PARTY TRANSACTIONS
         --------------------------

         One of the current owners (Francis Allen) of The Company is also a 49% owner of a C corporation, Cyberhouse, Inc. Cyberhouse was originally housed next door to the Cabot location. Sometime in 2001, Cyberhouse closed its' retail doors and moved into The Company's offices. The current owners of The Company became 100% owners of Cyberhouse in January 2005. Currently Cyberhouse utilizes The Company's employees, office space, and equipment, etc. The Company bills Cyberhouse monthly for these costs. The balances as of August 31, 2005 and 2004 were $43,335 and $40,839.

         The loan from shareholder balances for August 31, 2005 and 2004 were $57,476 and $-0-, respectively. The loan is due on demand and no interest accrued.

                                  FUTURA, INC,
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            AUGUST 31, 2005 AND 2004


NOTE 6- INCOME TAXES
        ------------

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting will either be taxable or deductible when the assets or liabilities are recovered or settled. The difference between the basis of assets and liabilities for financial and income tax reporting are not material therefore, the provision for income taxes from operations consist of income taxes currently payable.

         There was no provision for income taxes for the years ended August 31, 2005 and 2004. The Company files its tax returns on a cash basis for years ended August 31, 2005 and 2004. The net income (loss) on a cash basis for the years ended August 31, 2005 and 2004 was $ (8,708) and $ 46,810 respectively.


NOTE 7- SUBSEQUENT EVENTS
        -----------------

         On February 9, 2006, the Company was acquired by IVI Communications, Inc. The acquisition cost was $150,000 in cash and $550,000 in IVI Communications, Inc. stock.

                                  FUTURA, INC.
                        FINANCIAL STATEMENTS - UNAUDITED
                                    UNAUDITED
                            FOR THE FOUR MONTHS ENDED
                           DECEMBER 31, 2005 AND 2004

                                  FUTURA, INC.
                          INDEX TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
              FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005 AND 2004





                                                                         Page(s)
                                                                         -------


Report of Independent  Registered Public Accounting Firm                       1

Balance Sheets as of December 31, 2005 and 2004                                2

Statements of Income for the Four Months Ended
   December 31, 2005 and 2004                                                  3

Statement of Changes in Stockholder Equity (Deficit) for the
   Four Months Ended December 31, 2005 and 2004                                4

Statements of Cash Flows for the Four Months
   Ended December 31, 2005 and 2004                                            5

Notes to Reviewed Financial Statements                                      6-10

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                               HIGH RIDGE COMMONS
                                 SUITES 400-403
                           200 HADDONFIELD BERLIN ROAD
                           GIBBSBORO, NEW JERSEY 08026
                       (856) 346-2828 FAX: (856) 346-2882


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


Board of Directors
Futura, Inc.
Los Angeles, CA


We have reviewed the accompanying balance sheets of Futura, Inc.as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders' equity and cash flows for the four months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists primarily of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

March 31, 2006




MEMBER OF:        AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                  CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
                  NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
                  PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                  FLORIDA STATE BOARD OF ACCOUNTANCY


                                        FUTURA, INC.
                                 BALANCE SHEETS - UNAUDITED
                                 DECEMBER 31, 2005 AND 2004


                                                                          2005       2004
                                                                        --------   --------
                                           ASSETS

CURRENT ASSETS
  Cash                                                                  $  5,315   $ 14,391
  Accounts receivable, net                                                49,833     50,451
  Due from affiliates                                                      6,041     52,897
                                                                        --------   --------

        TOTAL CURRENT ASSETS                                              61,189    117,739


Fixed assets, net of accumulated depreciation of $187,407and $180,806     10,256      4,672

OTHER ASSETS
Security deposits                                                          1,320      1,320
Intangibles, net of accumulated amortization of $39,456 and $32,529       69,502     74,829
                                                                        --------   --------

        TOTAL OTHER ASSETS                                                70,822     76,149
                                                                        --------   --------

        TOTAL ASSETS                                                    $142,267   $198,560
                                                                        ========   ========


                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                 $ 15,302   $ 89,250
  Deferred revenue                                                        43,027     42,405
                                                                        --------   --------

        TOTAL CURRENT LIABILITIES                                         58,329    131,655


        TOTAL LIABILITIES                                                 58,329    131,655
                                                                        --------   --------

STOCKHOLDERS' EQUITY
  Common stock, $3.00 par value; 100,000 shares authorized;
     100 shares issued and outstanding                                       300        300
  Retained earnings                                                       83,638     66,605
                                                                        --------   --------

        TOTAL STOCKHOLDERS' EQUITY                                        83,938     66,905
                                                                        --------   --------


        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $142,267   $198,560
                                                                        ========   ========

         The accompanying notes are an integral part of these financial statements.

                                                  -2-


                                  FUTURA, INC.
                        STATEMENTS OF INCOME - UNAUDITED
              FOR THE FOUR MONTHS ENDING DECEMBER 31, 2005 AND 2004



                                                            2005          2004
                                                          --------      --------

REVENUE
      Internet services                                    284,262       252,151
                                                          --------      --------

                  TOTAL REVENUES                           284,262       252,151

COSTS OF GOODS SOLD                                        148,033       123,815
                                                          --------      --------

GROSS PROFIT                                               136,229       128,336
                                                          --------      --------

OPERATING EXPENSES
  Payroll and related                                       61,132        79,630
  Professional fees                                          1,670           540
  Rent                                                       7,937         7,559
  General and administrative                                20,813        24,285
  Depreciation                                               4,464         4,464
                                                          --------      --------
                  TOTAL OPERATING EXPENSES                  96,016       116,478
                                                          --------      --------

NET INCOME                                                  40,213        11,858
                                                          --------      --------

OTHER INCOME
  Other income                                               7,842           138
                                                          --------      --------
                  TOTAL OTHER INCOME                         7,842           138
                                                          --------      --------


NET INCOME BEFORE PROVISION FOR
INCOME TAXES                                                48,055        11,996
  Provision for income taxes                                    --            --
                                                          --------      --------

NET INCOME                                                $ 48,055      $ 11,996
                                                          ========      ========



   The accompanying notes are an integral part of these financial statements.

                                      -3-



                                      FUTURA, INC.
                     STATEMENT OF STOCKHOLDERS' EQUITY - UNAUDITED
                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005 AND 2004




                                                             RETAINED
                              COMMON SHARES  COMMON STOCK    EARNINGS
                                 ISSUED         VALUE        (DEFICIT)        TOTAL
                               -----------   -----------    -----------    -----------

Balance - August 31, 2004              100   $       300   $    66,609    $    66,909

Dividends                               --            --       (12,000)       (12,000)

Net Income for four months              --            --        11,996         11,996
                               -----------   -----------    -----------    -----------

Balance - December  31, 2004           100   $       300    $    66,605    $    66,905
                               ===========   ===========    ===========    ===========



Balance - August 31, 2005              100   $       300   $    35,583    $    35,883


Net income for four months              --            --        48,055         48,055
                               -----------   -----------    -----------    -----------

Balance - December 31, 2005            100   $       300   $    83,638    $    83,938
                               ===========   ===========    ===========    ===========



       The accompanying notes are an integral part of these financial statements.

                                                -4-




                                       FUTURA, INC.
                           STATEMENTS OF CASH FLOWS - UNAUDITED
                  FOR THE FOUR MONTHS ENDING DECEMBER 31, 2005 AND 2004




                                                                      2005        2004
                                                                    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                        $ 48,055    $ 11,996
                                                                    --------    --------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
  Depreciation and amortization                                        4,464       4,464
CHANGES IN ASSETS AND LIABILITIES
  (Increase) decrease in accounts receivable                         (11,651)      5,095
  Increase (decrease) Accounts payable and accrued expenses          (25,810)         67
  Increase (decrease) in deferred revenue                             (4,715)     (2,453)
                                                                    --------    --------

  TOTAL ADJUSTMENTS                                                  (37,712)      7,173
                                                                    --------    --------

              NET CASH PROVIDED BY OPERATING ACTIVITIES               10,343      19,169
                                                                    --------    --------


CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease  in equipment                                      830      (3,336)
  Due from affiliates                                                 43,334      (8,923)
  Decrease in intangibles                                                 --         960
                                                                    --------    --------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES     44,164     (11,299)
                                                                    --------    --------


CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid                                                          --     (12,000)
  loan to (from) shareholder                                         (57,475)      9,263
                                                                    --------    --------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    (57,475)     (2,737)
                                                                    --------    --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (2,968)      5,133

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                        8,282       9,257
                                                                    --------    --------

CASH AND CASH EQUIVALENTS - END OF PERIOD                           $  5,315    $ 14,391
                                                                    ========    ========


        The accompanying notes are an integral part of these financial statements.

                                           -5-

                                  FUTURA, INC.
                    NOTES TO FINANCIAL STATEMENTS -UNAUDITED
              FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005 AND 2004



NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------

         Futura, Inc., an Arkansas C corporation (the "Company"), is a full service internet service provider (ISP). It is wholly owned by Francis and Lois Allen, husband and wife. The Company was founded in 1995 as a local provider of dialup internet access for secondary and terciary markets in Arkansas. The Company provides dialup internet access, DSL, T-1 and other broadband connections, web hosting and design services, server collocation, and voice over IP. The Company's target customers are rural residents in Arkansas. The Company has facilities in Cabot, Little Rock, Carlisle, Hazen, DeValls Bluff, Clarendon, England, Stuttgart, and DeWitt, Arkansas, operates and maintains its own facilities and network infrastructure in all locations, and has approximately 2,500 customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         USE OF ESTIMATES

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

         CASH AND CASH EQUIVALENTS

         For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

         ACCOUNTS RECEIVABLE

         The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and, if necessary, maintains allowances for anticipated losses.

                                  FUTURA, INC.
              NOTES TO FINANCIAL STATEMENTS (CONTINUED) - UNAUDTIED FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)

         REVENUE RECOGNITION, DEFERRED REVENUE AND COST RECOGNITION

         The Company earns revenue from providing the services as noted herein. The Company generally bills for the services provided to its annual customers on the service anniversary date, and invoices monthly customers one month in advance. Company policy is to terminate service if collection is not received within a specified time period. Revenues applicable to future periods are classified as deferred revenue.

         Cost and expenses are recognized generally as they are incurred under the accrual method of accounting unless specified by an agreement.

         COST OF REVENUES

         Cost of revenues is comprised primarily of port charges, data transmission and database access, circuit installation charges and activation charges.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses include costs related to sales, marketing, administrative and management personnel; outside legal, accounting and consulting services; advertising and occupancy expenses and repairs and maintenance.

         FIXED ASSETS

         Fixed assets are stated at cost. Depreciation is computed using the double-declining basis method over the estimated useful lives of the assets; five to seven years for computer equipment, furniture and equipment, five to seven years for vehicles, and three years for computer software. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the results of operations.

                                  FUTURA, INC.
              NOTES TO FINANCIAL STATEMENTS (CONTINUED) - UNAUDITED FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------
         (CONTINUED)


         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, due to related parties and deferred revenue approximate fair value because of the immediate or short-term maturity of these financial instruments.

         INCOME TAXES

         The Company is a C Corporation and is treated as such for federal and state income tax purposes. Federal and state of Arkansas income taxes are paid by the Company. See (Note 6).

         ADVERTISING COSTS

         Advertising costs are expensed as incurred. Advertising costs are included in the statements of operations for the four months ended December 31, 2005 and 2004. Advertising expense for the four months ended December 31, 2005 and 2004 amounted to $579 and $1,242, respectively.

         INTANGIBLE ASSETS

         Intangible assets represent customer lists acquired and are amortized over the periods of benefit, ranging from three to fifteen years, generally on a straight-line basis.

         Identified intangible assets are regularly reviewed to determine whether facts and circumstances exist which indicate that the useful life is shorter than originally estimated or the carrying amount of assets may not be recoverable. The Company assesses the recoverability of its identifiable intangible assets by comparing the projected discounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The cost of customer lists totaled $108,957 and $107,357, respectively as of December 31, 2005 and 2004. Accumulated amortization was $39,456 and $32,529 at December 31, 2005 and 2004, respectively. Amortization expense was $2,286 for the four months ended December 31, 2005 and 2004.

                                  FUTURA, INC.
              NOTES TO FINANCIAL STATEMENTS (CONTINUED) - UNAUDITED FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005 AND 2004



NOTE 3 - FIXED ASSETS
         -------------

         Fixed assets as of December 31, 2005 and 2004 were as follows:

                                               Estimated Useful
                                                Lives (Years)           2005            2004
                                                -------------         --------        --------
        Computer equipment and software              3-7              $153,985        $144,005
        Vehicles                                     5-7                 1,200           1,200
        Furniture and equipment                      5-7                42,478          40,273
                                                                      --------        --------

                                                                       197,663         185,478
        Less accumulated depreciation                                  187,407         180,806
                                                                      --------        --------
        Property and equipment, net                                   $ 10,256        $  4,672
                                                                      ========        ========

         Depreciation expense was $2,178 for the four months ended December 31, 2005 and 2004, respectively.


NOTE 4 - COMMITMENTS
         -----------

         OPERATING LEASE COMMITMENTS

         The Company leases space in Cabot and Little Rock, Arkansas from unrelated parties. The annual lease for Little Rock was renewed in May 2005. The Cabot lease is month to month. All other locations rent on a month to month basis, without leases.

         Rent expense for the four months ended December 31, 2005 and 2004 was $7,937 and $7,559, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS
         -------------------------

         One of the current owners (Francis Allen) of The Company is also a 49% owner of a C corporation, Cyberhouse, Inc. Cyberhouse was originally housed next door to the Cabot location. Sometime in 2001, Cyberhouse closed its' retail doors and moved into The Company's offices. The current owners of The Company became 100% owners of Cyberhouse in January 2005. Currently Cyberhouse utilizes The Company's employees, office space, and equipment, etc. The Company bills Cyberhouse monthly for these costs. The balances as of December 31, 2005 and 2004 were $6,041 and $47,334.

                                  FUTURA, INC,
              NOTES TO FINANCIAL STATEMENTS (CONTINUED) - UNAUDITED FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005 AND 2004



NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)
         --------------------------

         Cyberhouse owed The Company funds for various credit card purchases through the years and The Company owed owner Francis Allen funds that were loaned for operating purposes. In an effort to create more definitive lines between the two companies, notes were exchanged with now Cyberhouse owing Francis Allen.

         There were no Loan from Shareholder balances for the four months ended December 31, 2005 and 2004, respectively.

NOTE 6 - INCOME TAXES
         ------------

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting will either be taxable or deductible when the assets or liabilities are recovered or settled. The difference between the basis of assets and liabilities for financial and income tax reporting are not material therefore, the provision for income taxes from operations consist of income taxes currently payable.

         There was no provision for income taxes for the four months ended December 31, 2005 and 2004. The Company filed its tax returns on a cash basis for years ended August 31, 2005 and 2004.


NOTE 7 - SUBSEQUENT EVENTS
         -----------------

         On February 9, 2006, the Company was acquired by IVI Communications, Inc. The acquisition cost was $150,000 in cash and $550,000 in IVI Communications, Inc. stock.

(b) Pro forma financial information


                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


On February 6, 2006 IVI Communications, Inc. ("IVIC") completed the purchase of Futura, Inc. from Francis and Lois Allen by acquiring 100% of the stock of Futura, Inc.

For all of the issued and outstanding stock of Futura, Inc., IVIC delivered to Sellers, cash and IVIC Shares, as follows: A $150,000 cash payment $75,000 at Close and $25,000 to be paid on the first day of the fourth month after Close, $25,000 to be paid on the first day of the seventh month after Close and $25,000 to be paid on the first day of the tenth month after Close. Unregistered common stock was issued at Close and the exact number of shares was determined by taking $550,000 and dividing that number by the average closing price for the ten trading days immediately prior to the Close. 2,813,300 shares were issued. The cash and number of shares were issued to the Sellers in the following manner: 51% to Lois H. Allen and 49% to Francis C. Allen. The IVIC Shares were issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the IVIC Shares bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The IVIC Shares were validly issued and outstanding, fully paid, and non-assessable.

It is the present intention of IVIC that Futura will operate as a wholly owned subsidiary of IVIC.

The following unaudited pro forma balance sheet represents the pro forma financial position of IVIC and Futura, Inc. at December 31, 2005.

The unaudited pro forma statement of operations for the year ended March 31, 2005, reflect the combined results of IVIC and Futura, Inc., as if the proposed combination of the companies had occurred at the beginning of fiscal 2005. IVIC has a fiscal year end of March 31st, and Futura, Inc. has a fiscal year end of August 31st.

The unaudited pro forma statement of operations for the nine months ended December 31, 2005 reflects the combined results of IVIC and Futura, Inc. as if the proposed combination of the companies had occurred at the beginning of the current fiscal year which ends March 31, 2006.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma balance sheet at December 31, 2005.

     (a) To record the purchase for Futura, Inc., which occurred February 6, 2006.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                               Nine Months Ended
                                                               December 31, 2005
                                                               -----------------

IVIC's. weighted average shares outstanding..................      62,229,731
     Before acquisition

Shares issued in acquisition of FUTURA, INC..................       2,813,300

IVIC's weighted average shares outstanding .................       65,043,031
     After acquisition


                                              IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                          DECEMBER 31, 2005


                                                                        IVIC         FUTURA       NOTE  ADJUSTMENTS      PROFORMA
                                                                     ------------  ------------   ---- ------------    ------------
     ASSETS

CURRENT ASSETS:
      Cash                                                           $     34,993  $      5,315       $         --    $     40,308
      Accounts receivable, net of allowance of $93,996, $0                282,323        49,833                 --         332,156
      Inventory                                                           181,258            --                 --         181,258
      Other current assets                                                  3,845         6,041                 --           9,886
                                                                     ------------  ------------       ------------    ------------

TOTAL CURRENT ASSETS                                                      502,419        61,189                 --         563,608
                                                                     ------------  ------------       ------------    ------------

Fixed assets, net of accumulated depreciation of $207,285                  57,231        10,256                 --          67,487

Other assets                                                               15,149         1,320                 --          16,469
Intangible assets, net of accumulated amortization of $39,456           3,437,548        69,502  a         616,062       4,123,112
                                                                     ------------  ------------       ------------    ------------

TOTAL ASSETS                                                         $  4,012,347  $    142,267       $    616,062    $  4,770,676
                                                                     ============  ============       ============    ============


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
      Notes payable, current portion                                 $  1,209,630  $         --  a    $    150,000       1,359,630
      Current portion of installment debt                                   5,732            --                 --           5,732
      Current portion of obligation under capital lease                    24,343            --                             24,343
      Convertible debentures                                              361,750            --                 --         361,750
      Liability for stock to be issued                                    390,000            --                            390,000
      Deferred revenue                                                      5,508        43,027                             48,535
      Contingent liability                                                934,136            --                            934,136
      Accounts payable and accrued expenses                             2,579,970        15,302                 --       2,595,272
                                                                     ------------  ------------       ------------    ------------

TOTAL CURRENT LIABILITIES                                               5,511,069        58,329            150,000       5,719,398
                                                                     ------------  ------------       ------------    ------------

Obligation of capital lease, net of current portion                        49,045            --                             49,045
Notes payable, net of current portion                                      40,000            --                             40,000
Loan payable - officer                                                    186,064            --                 --         186,064
                                                                     ------------  ------------       ------------    ------------

TOTAL LIABILITIES                                                       5,786,178        58,329            150,000       5,994,507
                                                                     ------------  ------------       ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIT)
      Preferred stock, $.001, $0 and $.001 par value,
      5,000,000, 0, and 5,000,000 shares authorized, and
      0, 0, and 0 shares issued and outstanding                                --            --                --               --
                                                                     ------------  ------------       ------------    ------------
      Common stock, $.001, $3.00 and $.001 par value,
      100,000,000, 600,000, and 100,000,000 shares authorized, and
      56,568,974, 100 and 59,382,274hares issued and outstanding           56,568           300  a           2,513          59,381
      Additional paid in capital                                       23,140,379            --  a         547,187      23,687,566
      Accumulated earnings (deficit)                                  (24,970,778)       83,638  a         (83,638)    (24,970,778)
                                                                     ------------  ------------       ------------    ------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                   (1,773,831)       83,938            466,062      (1,223,831)
                                                                     ------------  ------------       ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                 $  4,012,347  $    142,267       $    616,062    $  4,770,676
                                                                     ============  ============       ============    ============

                                                                              -3-

                                              IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                             FOR THE NINE MONTHS ENDED DECEMBER 31, 2005


                                                                        IVIC         FUTURA       NOTE  ADJUSTMENTS      PROFORMA
                                                                     ------------  ------------   ----  ------------   ------------


REVENUES                                                             $  2,075,450  $    530,713         $         --    $ 2,606,163

COST OF SALES                                                           1,395,810       316,907                   --      1,712,717
                                                                     ------------  ------------         ------------    ------------

GROSS PROFIT                                                              679,640       213,806                   --        893,446
                                                                     ------------  ------------         ------------    ------------

OPERATING EXPENSES:
      Selling expenses                                                    322,624         2,172                   --        324,796
      General and administrative expenses                               2,822,899       194,435                   --      3,017,334
      Depreciation and amortization                                        17,740        13,529                   --        31,269
                                                                     ------------  ------------         ------------   ------------

TOTAL OPERATING EXPENSES                                                3,163,263       210,135                   --      3,373,398
                                                                     ------------  ------------         ------------   ------------

INCOME (LOSS) BEFORE OTHER INCOME (LOSS)                               (2,483,623)        3,670                   --     (2,479,953)

OTHER INCOME (LOSS)
      Other income                                                        166,411        20,697                             187,108
      Litigation damages and settlement                                  (934,782)                                         (934,782)
      Income Taxes                                                                         (405)                               (405)
      Interest expense                                                   (221,900)          (18)                           (221,918)
                                                                     ------------  ------------         ------------   ------------
                                                                         (990,271)       20,274                   --       (969,997)
                                                                     ------------  ------------         ------------   ------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                        (3,473,894)       23,944                   --     (3,449,950)

PROVISION FOR INCOME TAXES                                                (10,332)                                --        (10,332)
                                                                     ------------  ------------         ------------   ------------

NET INCOME (LOSS)                                                    $ (3,484,226) $     23,944         $         --   $ (3,460,282)
                                                                     ============  ============         ============   ============
NET LOSS PER SHARE BASIC AND DILUTED                                 $      (0.06)          N/A                        $      (0.05)
                                                                     ============  ============                        ============

WEIGHTED AVERAGE SHARES OUTSTANDING                                    62,229,731           N/A                          65,043,031
                                                                     ============  ============                        ============

                                                                         -4-

                                              IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  FOR THE YEAR ENDED MARCH 31, 2005


                                                                        IVIC         FUTURA       NOTE  ADJUSTMENTS      PROFORMA
                                                                     ------------  ------------   ----  ------------   ------------

REVENUES                                                             $    775,594   $    773,573        $         --   $  1,549,167

COST OF SALES                                                             576,436        372,425                  --        948,861
                                                                     ------------   ------------        ------------   ------------

GROSS PROFIT                                                              199,158        401,148                  --        600,306
                                                                     ------------   ------------        ------------   ------------

OPERATING EXPENSES:
      Selling                                                                  --          3,438                  --          3,438
      General and administrative expenses                                 818,920        315,478                  --      1,134,398
      Services paid with stock issuance                                   702,879                                 --        702,879
      Services paid with convertible debenture                             25,000                                 --         25,000
      Depreciation and amortization                                         4,320         12,636                  --         16,956
                                                                     ------------   ------------        ------------   ------------

TOTAL OPERATING EXPENSES                                                1,551,119        331,552                  --      1,882,671
                                                                     ------------   ------------        ------------   ------------

INCOME (LOSS) BEFORE OTHER INCOME (LOSS)                               (1,351,961)        69,597                  --     (1,282,364)

OTHER INCOME (LOSS)
      Other Income                                                                         3,462                              3,462
      Taxes                                                                              (11,361)                           (11,361)
      Interest expense                                                   (236,432)         3,773                           (232,659)
                                                                     ------------   ------------        ------------   ------------
                                                                         (236,432)        (4,126)                 --       (240,558)
                                                                     ------------   ------------        ------------   ------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                        (1,588,393)        65,471                  --     (1,522,922)

PROVISION FOR INCOME TAXES                                                     --             --                  --             --
                                                                     ------------   ------------        ------------   ------------

NET INCOME (LOSS)                                                      (1,588,393)        65,471                  --     (1,522,922)
                                                                     ============   ============        ============   ============

NET LOSS PER SHARE BASIC AND DILUTED                                 $      (0.03)           N/A                       $      (0.02)
                                                                     ============   ============                       ============

WEIGHTED AVERAGE SHARES OUTSTANDING                                    58,988,111            N/A                         61,801,411
                                                                     ============   ============                       ============


                                                                                -5-

(c) Exhibits Furnished.

Exhibits                Description
--------                -----------

2.5 Purchase Agreement between IVI Communications,Inc. and Francis and Lois Allen.**********

**********    Incorporated by reference to the exhibits filed with the Form 8K filed on February 21, 2006, Files No.000-32797



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IVI Communications, Inc.




Date:  April 7, 2006                    By:  /s/ Charles J. Roodenburg
                                            ------------------------
                                            Charles J. Roodenburg
                                            Chief Financial Officer